SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                              SHARES PURCHASED        AVERAGE
                   DATE            SOLD(-)             PRICE(2)


  COMMON STOCK-SEQUA CORP. PRFD

          GAMCO INVESTORS, INC.
                  4/07/97            5,000-           73.0625
                  4/04/97            2,000-           74.1250






























(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.

(2) PRICE EXCLUDES COMMISSION.




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